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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 333-118882) pertaining to the GTx, Inc. Directors' Deferred Compensation Plan,

(2) Registration Statement (Form S-8 No. 333-112576) pertaining to the GTx, Inc. 2004 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan, and 1999 Stock Option Plan, and

(3) Registration Statement (Form S-3 No. 333-127175) pertaining to a registration to sell $100 million of common stock;

of our reports dated February 24, 2006, with respect to the financial statements of GTx, Inc., GTx, Inc.'s report on management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GTx, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                    /s/ ERNST & YOUNG LLP
Memphis, Tennessee
February 24, 2006